Page No. 14
          Waverly, Inc.



                        EXHIBIT 11
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          Computation of Earnings Per Share
          (in thousands of dollars - except per share amounts)


          Three Months Ended March 31,                     1996        1995
          -------------------------------------------------------------------
          Net Earnings:                                    $539        $962

          Primary earnings                                 $539        $962
          -------------------------------------------------------------------
          Fully diluted earnings                           $539        $962
          -------------------------------------------------------------------
          Weighted average shares outstanding             8,882       8,798

          Dilutive common stock equivalents for
            primary earnings per share                      462           0
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          Weighted average shares and common
            equivalent shares outstanding
            for primary earnings per share                9,344       8,798

          Additional equivalent shares
            assuming full dilution                           10           -
          -------------------------------------------------------------------
          Weighted average shares and common
            equivalent shares for fully
            diluted earnings per share                    9,354       8,798
          -------------------------------------------------------------------
          Earnings per share

            Primary                                       $0.06       $0.11
          ===================================================================
            Fully diluted (1)                             $0.06       $0.11
          ===================================================================
          (1) Not presented on the Consolidated Statements of Income because fully diluted earnings per share had a differential less than 3% of primary earnings per share.